                                                                    EXHIBIT 4(b)

                        FIRST AMENDING AGREEMENT

        THIS AGREEMENT made as of the 6th day of November, 1997.

BETWEEN:

        THE BANK OF NOVA SCOTIA

        (herein, in its capacity as agent to the Lenders, called the "Agent")

        - and -

        THE BANK OF NOVA SCOTIA and those other financial institutions listed in Schedule A hereto and those financial institutions to whom the foregoing or their respective assigns may from time to time assign an undivided interest in the Credit Facility (as defined herein) and who agree to be bound by the terms hereof as a Lender

        (herein, in their capacities as lenders to the Borrower under the Credit Facility, collectively called the "Lenders" and individually called a "Lender")

        - and -

        POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of the Province of Saskatchewan

        (herein called the "Borrower").

     WHEREAS the Borrower, the Lenders and the Agent entered into a credit agreement made as of October 4, 1996 (the "Credit Agreement") and pursuant to which the Lenders established a certain term credit facility in favour of the Borrower;

     AND WHEREAS the Borrower, the Lenders and the Agent have agreed to effect certain amendments to the Credit Agreement upon the terms set forth herein;

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

                               ARTICLE I
                             DEFINED TERMS

1.1. CAPITALIZED TERMS. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.


                               ARTICLE II
                               AMENDMENTS

2.1. GENERAL RULE. The Credit Agreement is hereby amended to the extent necessary to give full effect to the provisions of this agreement.

2.2. DEFINITIONS. Section 1.01 of the Credit Agreement is hereby amended as follows:

      (i) the definition of "APPLICABLE MARGIN" is deleted and replaced by the following:

            "APPLICABLE MARGIN" means, at any time, the applicable rate per annum set forth in the table below opposite the applicable S & P rating:


     S & P'S CORPORATE CREDIT OR
       DEBT RATING OF BORROWER                      APPLICABLE MARGIN
A- or above                                    .250% per annum
BBB+                                           .275% per annum
BBB                                            .300% per annum
BBB-                                           .370% per annum
BB+                                            .550% per annum
BB or below                                    .750% per annum
-----------                                    ---------------

      (ii) the definition of "CONVERSION DATE" is deleted and replaced by the following:

            "CONVERSION DATE" means October 2, 1998, as extended pursuant to
            Section 1.13.;

      (iii) the following definition is hereby added following the definition of "ROLLOVER NOTICE":

           "S & P" means Standard & Poor's Corporation and any successor thereto; and

      (iv) the definition of "STANDBY FEE RATE" is deleted and replaced by the following:

            "STANDBY FEE RATE" means, at any time, the applicable rate per annum set forth in the table below opposite the applicable S & P rating:


    S & P'S CORPORATE CREDIT OR
      DEBT RATING OF BORROWER                      STANDBY FEE RATE
A- or above                                     .060% per annum
BBB+                                            .070% per annum
BBB                                             .075% per annum
BBB-                                            .085% per annum
BB+                                             .125% per annum
BB or below                                     .175% per annum
-----------                                     ---------------

2.3. ESTABLISHMENT OF CREDIT FACILITY. Section 2.01 of the Credit Agreement is hereby amended by replacing "U.S. $1,450,000,000" in the last line thereof with "U.S. $1,285,000,000".

2.4. ADJUSTMENT OF APPLICABLE MARGIN AND STANDBY FEE RATE. Section 7.06 of the Credit Agreement is hereby deleted and replaced with the following:

      7.06. ADJUSTMENT OF APPLICABLE MARGIN AND STANDBY FEE RATE. The Applicable Margin and the Standby Fee Rate shall be adjusted on, and any such adjustment shall be effective as of, the Banking Day immediately following any announcement, change, or withdrawal of S & P's corporate credit or debt rating of the Borrower which results in a different Applicable Margin or Standby Fee Rate being applicable.

2.5. INDIVIDUAL COMMITMENTS. Schedule A to the Credit Agreement is hereby amended by changing the Individual Commitment of each of the Lenders with respect to the Credit Facility to the following corresponding amounts:

LENDER                                     AMOUNT
------                                     ------
The Bank of Nova Scotia                    $190,000,000
Royal Bank of Canada                       $165,000,000
Bank of Montreal                           $100,000,000
Banque Nationale de Paris (Canada)         $135,000,000
The Toronto-Dominion Bank                  $ 50,000,000
Morgan Guaranty Trust Company of New York  $ 90,000,000
Societe Generale (Canada)                  $100,000,000
Union Bank of Switzerland (Canada)         $100,000,000
Bank of America Canada                     $ 60,000,000
Canadian Imperial Bank of Commerce         $ 75,000,000
Citibank Canada                            $ 60,000,000
Credit Suisse First Boston Canada          $ 40,000,000
Deutsche Bank Canada                       $ 60,000,000
The First National Bank of Chicago                  Nil
Fuji Bank Canada                           $ 40,000,000
Fuji Bank, Limited, Atlanta Agency         $ 20,000,000

2.6. THE FIRST NATIONAL BANK OF CHICAGO. The parties hereto confirm that The First National Bank of Chicago hereby ceases to be a Lender under the Credit Agreement and has no further obligations under the Credit Agreement.

2.7. THE TORONTO-DOMINION BANK. The parties hereto confirm that The Toronto-Dominion Bank hereby ceases to be a Co-Agent under the Credit Agreement.

2.8. TIMING OF EFFECTIVENESS OF PROVISIONS. Notwithstanding any other term hereof, sections 2.05 to 2.08 hereunder take effect immediately prior to the other provisions of this agreement. For greater certainty, the parties hereto agree that The First National Bank of Chicago is a signatory to this agreement solely for the purposes of giving effect to the provisions of sections 2.05,
2.06 and 2.08 hereunder.

2.9. DELIVERIES PURSUANT TO CREDIT AGREEMENT. For the purposes of the Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.


                              ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

3.1. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties of the Borrower which are contained in Sections 10.01(e) - (l) of the Credit Agreement, as the same may be amended hereby, are true and correct, and further represents and warrants, as at the date hereof, as follows:

      (a) STATUS AND POWER. The Borrower is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of the Province of Saskatchewan. The Borrower is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. The Borrower has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties and to carry on its business as now conducted. The Borrower has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this agreement.

      (b) AUTHORIZATION AND ENFORCEMENT. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this agreement. The Borrower has duly executed and delivered this agreement. This agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to the qualifications of the nature contained in the opinion of the Borrower's counsel delivered pursuant to Section 12.02(d)(vii) of the Credit Agreement.

      (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Borrower of this agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.


                               ARTICLE IV
                             MISCELLANEOUS

4.1. FUTURE REFERENCES. On and after the effective date of this agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and each such related document is hereby amended accordingly. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

4.2. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.3. ENUREMENT. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.4. CONFLICT. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

4.5. FURTHER ASSURANCES. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

4.6. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                        THE BANK OF NOVA SCOTIA,
                                        AS AGENT


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        POTASH CORPORATION
                                        OF SASKATCHEWAN INC.


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        THE BANK OF NOVA SCOTIA,
                                        AS LENDER


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------

                                        ROYAL BANK OF CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------

                                        BANK OF MONTREAL


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        BANQUE NATIONAL DE PARIS (CANADA)


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        THE TORONTO-DOMINION BANK



                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------

                                        SOCIETE GENERALE (CANADA)


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        UNION BANK OF SWITZERLAND (CANADA)


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        BANK OF AMERICA CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        CANADIAN IMPERIAL BANK
                                        OF COMMERCE


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------

                                        CITIBANK CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        CREDIT SUISSE FIRST BOSTON CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        DEUTSCHE BANK CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------

                                        FUJI BANK CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        FUJI BANK, LIMITED, ATLANTA AGENCY


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


     The undersigned, being a guarantor of the indebtedness, liabilities and obligations of the Borrower to the Lenders, hereby consents to the foregoing amendments to the Credit Agreement.

     DATED as of the 6th day of November, 1997.


                                        PCS NITROGEN, INC.


                                        By: /s/
                                           ------------------------



                                        By: /s/
                                           ------------------------